                                                                      Exhibit 10

                           THREE YEAR CREDIT AGREEMENT

                          Dated as of October 24, 2003

            ROHM AND HAAS COMPANY, a Delaware corporation (the "Company"), the Designated Subsidiaries (as hereinafter defined) from time to time party hereto, the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, CITIGROUP GLOBAL MARKETS INC., as lead arranger and bookrunner, and CITIBANK, N.A. ("Citibank"), as administrative agent (the "Agent") for the Lenders (as hereinafter defined), WACHOVIA CAPITAL MARKETS, LLC, as syndication agent (the "Syndication Agent"), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Advance" means a Revolving Credit Advance or a Competitive Bid Advance.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "Agent's Account" means (a) in the case of Advances denominated in Dollars, the account of the Agent maintained by the Agent at Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 36852248, Attention: Bank Loans Syndications, (b) in the case of Advances denominated in any Foreign Currency, the account of the Sub-Agent designated in writing from time to time by the Agent to the Borrower and the Lenders for such purpose and (c) in any such case, such other account of the Agent as is designated in writing from time to time by the Agent to the Borrower and the Lenders for such purpose.

            "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

            "Applicable Margin" means (a) for Base Rate Advances, 0.0% per annum and (b) for Eurocurrency Rate Advances, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                                   Applicable Margin for
Performance Level                Eurocurrency Rate Advances
-----------------                --------------------------
    Level 1                               0.295%
    Level 2                               0.400%
    Level 3                               0.500%
    Level 4                               0.600%
    Level 5                               0.825%
    Level 6                               1.000%

            "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                            Applicable
Performance Level           Percentage
-----------------           ----------
    Level 1                   0.080%
    Level 2                   0.100%
    Level 3                   0.125%
    Level 4                   0.150%
    Level 5                   0.175%
    Level 6                   0.250%

            "Applicable Utilization Fee" means, as of any date on which the aggregate Advances exceed 25% of the aggregate Commitments, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                                    Applicable
Performance Level                 Utilization Fee
-----------------                 ---------------
    Level 1                           0.125%
    Level 2                           0.125%
    Level 3                           0.125%
    Level 4                           0.125%
    Level 5                           0.250%
    Level 6                           0.250%

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

            "Assuming Lender" has the meaning specified in Section 2.17(c).

            "Assumption Agreement" has the meaning specified in Section 2.17(c).

            "Bankruptcy Law" means any proceeding of the type referred to in
      Section 6.01(e) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New
            York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) -1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                  (c) 1/2 of one percent per annum above the Federal Funds
            Rate.

            "Base Rate Advance" means a Revolving Credit Advance denominated in Dollars that bears interest as provided in Section 2.07(a)(i).

            "Borrowers" shall mean the Company and each Subsidiary of the Company, subject to such Subsidiary's designation as a Borrower hereunder pursuant to Section 9.08 as a Designated Subsidiary.

            "Borrowing" means a Revolving Credit Borrowing or a Competitive Bid Borrowing.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances or LIBO Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance or LIBO Rate Advance (or, in the case of an Advance denominated in Euro, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open) and, if the applicable Business Day relates to any Local Rate Advances on which banks are open for business in the country of issue of the currency of such Local Rate Advance.

            "Commitment" means as to any Lender (a) the Dollar amount set forth opposite such Lender's name on the signature pages hereof, (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth in such Assumption Agreement or (c) if such Lender has entered into any Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d), as such amount may be reduced pursuant to Section 2.05.

            "Committed Currencies" means lawful currency of the United Kingdom of Great Britain and Northern Ireland, lawful currency of Japan and Euros.

            "Competitive Bid Advance" means an advance by a Lender to any Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance, a LIBO Rate Advance or a Local Rate Advance.

            "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

            "Competitive Bid Note" means a promissory note of a Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

            "Competitive Bid Reduction" has the meaning specified in Section
      2.01.

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

            "Confidential Information" means information that the Company or a Subsidiary of the Company furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender of its obligations hereunder or that is or becomes available to the Agent or such Lender from a source other than the Company or a Subsidiary of the Company.

            "Consenting Lender" has the meaning specified in Section 2.17(b).

            "Consolidated" refers to the consolidation of accounts in accordance with generally accepted accounting principles as in effect from time to time.

            "Consolidated Net Worth" means the aggregate of capital stock and surplus and surplus reserves which would be included on the Consolidated balance sheet of the Company and its Subsidiaries most recently delivered to the Lenders pursuant to Section 5.01(i)(i) or (ii) determined on a Consolidated basis in accordance with generally accepted accounting principles, less the cost of any treasury shares as included on such balance sheet.

            "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.08 or 2.09.

            "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit,
      (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

            "Debt for Borrowed Money" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Designated Subsidiary" means any wholly owned Subsidiary of the Company that enters into a Designation Letter in substantially the same form of Exhibit E hereto.

            "Designation Letter" means a letter substantially in the form of Exhibit E hereto signed by a Designated Subsidiary and the Company.

            "Dollars" and the "$" sign each means lawful currency of the United States of America.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

            "EBITDA" means, for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) other post-retirement benefits expense and (f) extraordinary or non-recurring losses included in determining such net income (or net loss), less the sum of (i) accrued interest income not received in cash and (ii) extraordinary or non-recurring gains included in determining such net income (or net loss), in each case determined in accordance with GAAP for such period.

            "Effective Date" has the meaning specified in Section 3.01.

            "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person approved by the Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Company, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Borrower nor any Affiliate of a Borrower shall qualify as an Eligible Assignee under this definition.

            "Environmental Action" means any action, claim, notice of non-compliance or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health or the environment.

            "Environmental Law" means any federal, state, local or foreign statute, law, regulation, judgment or decree relating to pollution or protection of health or the environment.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "Equivalent" in Dollars of any Foreign Currency on any date means the equivalent in Dollars of such Foreign Currency determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange Dollars for such Foreign Currency in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in any Foreign Currency of Dollars means the equivalent in such Foreign Currency of Dollars determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange such Foreign Currency for Dollars in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of any Borrower's controlled group, or under common control with any Borrower, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in

      Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any of the Borrowers or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any of the Borrowers or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
      Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to
      Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

            "EURIBO Rate" means the rate appearing on Page 248 of the Moneyline Telerate Markets (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro by reference to the Banking Federation of the European Union Settlement Rates for deposits in Euro) at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euro with a maturity comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the respective rates per annum at which deposits in Euros are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal (x) in the case of Revolving Credit Borrowings, to such Reference Bank's Eurocurrency Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period (subject, however, to the provisions of Section 2.08) or
      (y) in the case of Competitive Bid Borrowings, to the amount that would be the Reference Banks' respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period (subject, however, to the provisions of Section 2.08).

            "Euro" means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurocurrency Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

            "Eurocurrency Rate" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a)(i) in the case of any Revolving Credit Advance denominated in Dollars or any Committed Currency other than Euro, the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Moneyline Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars or the applicable Committed Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum, as determined by the Agent and subject, however, to the provisions of Section 2.08, at which deposits in Dollars or the applicable Committed Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period or, (ii) in the case of any Revolving Credit Advance denominated in Euros, the EURIBO Rate by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period.

            "Eurocurrency Rate Advance" means a Revolving Credit Advance denominated in Dollars or a Committed Currency that bears interest as provided in Section 2.07(a)(ii).

            "Eurocurrency Rate Reserve Percentage" for any Interest Period for all Eurocurrency Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 6.01.

            "Extension Date" has the meaning specified in Section 2.17(b).

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

            "Fixed Rate Advances" has the meaning specified in Section 2.03(a)(i), which Advances shall be denominated in Dollars or in any Foreign Currency.

            "Foreign Currency" means any Committed Currency and any other lawful currency (other than Dollars) that is freely transferable or convertible into Dollars.

            "Foreign Subsidiary" means a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof.

            "GAAP" has the meaning specified in Section 1.03.

            "Guaranteed Obligations" has the meaning specified in Section 7.01.

            "Guaranty" means the Guaranty of the Company set forth in Article
      VII.

            "Haas Family" means (a) any of the descendants of Otto Haas, the founder of the Company, and their spouses, (b) any trustee under any inter vivos or testamentary trust for the benefit of any of the Persons specified in clause (a) or the cestui que trusts thereunder or (c) any foundation established by Phoebe Haas, the spouse of Otto Haas, or by any of the Persons specified in clause (a).

            "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

            "Interest Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated EBITDA to (b) interest payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money, in each case, of or by the Company and its Consolidated Subsidiaries during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lenders pursuant to Section 5.01(i)(i) or (ii), as the case may be.

            "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, with respect to Eurocurrency Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2, 3 or 6 months or, subject to clause (c) of this definition, 9 or 12 months, as the applicable Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) the Borrowers may not select any Interest Period that ends after the applicable Termination Date;

                  (b) Interest Periods commencing on the same date for
            Eurocurrency Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

                  (c) in the case of any such Revolving Credit Borrowing, the
            Borrowers shall not be entitled to select an Interest Period having duration of nine or twelve months unless, by 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, each Lender notifies the Agent that such Lender will be providing funding for such Revolving Credit Borrowing with such Interest Period (the failure of any Lender to so respond by such time being deemed for all purposes of this Agreement as notice from such Lender that the requested duration of such Interest Period is not available to it); provided that, if any or all of the Lenders object to the requested duration of such Interest Period, the duration of the Interest Period for such Revolving Credit Borrowing shall be one, two, three or six months, as specified by the Borrower requesting such Revolving Credit Borrowing in the applicable Notice of Revolving Credit Borrowing as the desired alternative to an Interest Period of nine or twelve months;

                  (d) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (e) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

            "Lenders" means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to Section 2.17 and each Person that shall become a party hereto pursuant to Section 9.07.

            "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing
      (a)(i) in the case of any Competitive Bid Borrowing denominated in Dollars or any Foreign Currency other than Euros, the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Moneyline Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars or the applicable Committed Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum, as determined by the Agent and subject, however, to the provisions of Section 2.08, at which deposits in Dollars or the applicable Foreign Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period or
      (ii) in the case of any Competitive Bid Borrowing denominated in Euros, the EURIBO Rate by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period.

            "LIBO Rate Advances" means a Competitive Bid Advance denominated in Dollars or in any Foreign Currency and bearing interest based on the LIBO Rate.

            "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "Local Rate Advance" means a Competitive Bid Advance denominated in any Foreign Currency sourced from the jurisdiction of issuance of such Foreign Currency and bearing interest at a fixed rate.

            "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or
      (c) the ability of any Borrower to perform its obligations under this Agreement or any Note.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and at least one Person other than such Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower or any ERISA Affiliate could have liability under
      Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Non-Consenting Lender" has the meaning specified in Section
      2.17(b).

            "Note" means a Revolving Credit Note or a Competitive Bid Note.

            "Notice of Competitive Bid Borrowing" has the meaning specified in
      Section 2.03(a).

            "Notice of Revolving Credit Borrowing" has the meaning specified in
      Section 2.02(a).

            "Payment Office" means, for any Foreign Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Borrower and the Lenders.

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "Performance Level" means, as of any date of determination, the numerical level set forth below as then in effect, as determined by reference to the Public Debt Rating then in effect, provided, however, that, with respect to Levels 1 through 4, if the Level established by reference to the Public Debt Rating by S&P and the Level established by reference to the Public Debt Rating by Moody's are one Level apart, the Performance Level shall be the Level that is the higher credit Level of the two Levels so established, provided further, however, that, with respect to Levels 1 through 4, if the Level established by reference to the Public Debt Rating by S&P and the Level established by reference to the Public Debt Rating by Moody's are more than one Level apart, the Performance Level shall be the Level that is one credit Level above the lower of the two credit Levels so established:

           Level 1 The Public Debt Rating is greater than or equal to A2 by Moody's or A by S&P;

           Level 2    The Public Debt Rating is A3 by Moody's or A- by S&P;

           Level 3    The Public Debt Rating is Baa1 by Moody's or BBB+ by S&P;

           Level 4    The Public Debt Rating is Baa2 by Moody's or BBB by S&P;

           Level 5    The Public Debt Rating is Baa3 by Moody's and BBB- by S&P;

           Level 6 The Public Debt Rating is lower than Baa3 by Moody's or BBB- by S&P.

            "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Public Debt Rating" means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee will be set in accordance with Level 6 under the definition of "Applicable Margin", "Applicable Percentage" or "Applicable Utilization Fee," as the case may be; (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

            "Receivables Securitization" means sales of accounts receivable of any Borrower or any of its Subsidiaries in connection with agreements for limited recourse or non-recourse sales by such Borrower or Subsidiary for cash, provided that (A) any such agreement is of a type and on terms customary for comparable transactions in the good faith judgment of the Board of Directors of such Borrower or Subsidiary and (B) such agreement does not create any interest in any asset other than accounts receivable (and property securing or otherwise supporting accounts receivable) and proceeds of the foregoing.

            "Reference Banks" means Citibank, Wachovia Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank.

            "Register" has the meaning specified in Section 9.07(d).

            "Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments.

            "Revolving Credit Advance" means an advance by a Lender to a Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

            "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

            "Revolving Credit Borrowing Minimum" means, in respect of Revolving Credit Advances denominated in Dollars, $10,000,000, in respect of Revolving Credit Advances denominated in Sterling, (pound)10,000,000, in respect of Revolving Credit Advances denominated in Yen, (Y)1,000,000,000 and, in respect of Revolving Credit Advances denominated in Euros,
      (euro)10,000,000.

            "Revolving Credit Borrowing Multiple" means, in respect of Revolving Credit Advances denominated in Dollars, $1,000,000, in respect of Revolving Credit Advances denominated in Sterling, (pound)1,000,000, in respect of Revolving Credit Advances denominated in Yen, (Y)100,000,000 and, in respect of Revolving Credit Advances denominated in Euros,
      (euro)1,000,000.

            "Revolving Credit Note" means a promissory note of a Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.15 in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

            "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

            "Single Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and no Person other than the Borrowers and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Sub-Agent" means Citibank International plc.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "Termination Date" means the earlier of (a) October 24, 2006, subject to the extension thereof pursuant to Section 2.17 and (b) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.17 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

            "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01. The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount for all Borrowers (based in respect of any Revolving Credit Advances to be denominated in a Committed Currency on the Equivalent in Dollars determined on the date of delivery of the applicable Notice of Revolving Credit Borrowing) not to exceed at any time outstanding such Lender's Commitment; provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount (based in respect of any Competitive Bid Advance denominated in a Foreign Currency on the Equivalent in Dollars at such time) of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "Competitive Bid Reduction"). Each Revolving Credit Borrowing shall be in an amount not less than the Revolving Credit Borrowing Minimum or the Revolving Credit Borrowing Multiple in excess thereof and shall consist of Revolving Credit Advances of the same Type and in the same currency made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrowers may borrow under this Section 2.01, prepay pursuant to
Section 2.09 and reborrow under this Section 2.01.

            SECTION 2.02. Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (y) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, or (z) 10:00 A.M. (New York City time) on the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the applicable Borrower to the Agent (and, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, simultaneously to the Sub-Agent), which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and currency for each such Revolving Credit Advance. Each Lender shall, before 12:00 Noon (New York City time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Advances denominated in Dollars, and before 11:00 A.M. (London time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the applicable Borrower at the Agent's address referred to in Section 9.02 or at the applicable Payment Office, as the case may be.

            (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrowers may not select Eurocurrency Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than $25,000,000 or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.08 or
2.11 and (ii) the Eurocurrency Rate Advances may not be outstanding as part of more than 12 separate Revolving Credit Borrowings.

            (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the applicable Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the applicable Borrower shall indemnify each Lender against any loss, cost or expense reasonably incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), reasonable cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

            (d) Unless the Agent shall have received notice from a Lender prior to the time of any Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the applicable Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the higher of (A) the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (B) the cost of funds incurred by the Agent in respect of such amount and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

            (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

            SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that any Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the Effective Date until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, the aggregate amount of the Advances then outstanding (based in respect of any Advance denominated in a Foreign Currency on the Equivalent in Dollars at the time such Competitive Bid Borrowing is requested) shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Competitive Bid Reduction).

            (i) Any Borrower may request a Competitive Bid Borrowing under this
      Section 2.03 by delivering to the Agent (and, in the case of a Competitive Bid Borrowing not consisting of Fixed Rate Advances or LIBO Rate Advances to be denominated in Dollars, simultaneously to the Sub-Agent), by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (A) date of such proposed Competitive Bid Borrowing, (B) aggregate amount of such proposed Competitive Bid Borrowing, (C) interest rate basis and day count convention to be offered by the Lenders, (D) currency of such proposed Competitive Bid Borrowing, (E) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances or Local Rate Advances, maturity date for repayment of each Fixed Rate Advance or Local Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring thirty days after the date of such Competitive Bid Borrowing or later than the earlier of
      (I) 180 days after the date of such Competitive Bid Borrowing and (II) the Termination Date), (F) interest payment date or dates relating thereto,
      (G) location of the Borrower's account to which funds are to be advanced and (H) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than (w) 10:00 A.M. (New York City time) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and that the Advances comprising such proposed Competitive Bid Borrowing shall be denominated in Dollars, (x) 10:00 A.M. (New York City time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be LIBO Rate Advances denominated in Dollars, (y) 10:00 A.M. (London time) at least three Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the Advances comprising such proposed Competitive Bid Borrowing shall be either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances denominated in any Foreign Currency and
      (z) 10:00 A.M. (London time) at least five Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the

      Advances comprising such Competitive Bid Borrowing shall be LIBO Rate Advances denominated in any Foreign Currency. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on such Borrower. The Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from such Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

            (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to such Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent or the Sub-Agent, as the case may be (which shall give prompt notice thereof to such Borrower), (A) before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in Dollars, (B) before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, denominated in Dollars, (C) before 12:00 noon (London time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances denominated in any Foreign Currency and (D) before 12:00 noon (London time) on the third Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in any Foreign Currency, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts or the Equivalent thereof in Dollars, as the case may be, of such proposed Competitive Bid may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify such Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent or to the Sub-Agent, as the case may be, by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent before 10:00 A.M. (New York City time) or the Sub-Agent before 12:00 noon (London time) on the date on which notice of such election is to be given to the Agent or to the Sub-Agent, as the case may be, by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

            (iii) Such Borrower shall, in turn, (A) before 10:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in Dollars, (B) before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in Dollars, (C) before 3:00 P.M. (London time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances denominated in any Foreign Currency and (D) before 3:00 P.M. (London time) on the third Business Day prior to the date of such Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in any Foreign Currency, either:

                  (x) cancel such Competitive Bid Borrowing by giving the Agent notice to that effect, or

                  (y) accept one or more of the offers made by any Lender or
            Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent or to the Sub-Agent, as the case may be, of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the Agent or the Sub-Agent, as the case may be, on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent or the Sub-Agent, as the case may be, notice to that effect. Such Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders (after giving effect to any Taxes and Other Taxes that may be payable by the Borrower pursuant to Section 2.13). If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

            (iv) If such Borrower notifies the Agent or the Sub-Agent, as the case may be, that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent or the Sub-Agent, as the case may be, shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

            (v) If such Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent or the Sub-Agent, as the case may be, shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by such Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Agent or the Sub-Agent, as the case may be, has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 11:00 A.M. (New York City time, in the case of Competitive Bid Advances to be denominated in Dollars or 11:00 A.M. (London time), in the case of Competitive Bid Advances to be denominated in any Foreign Currency, on the date of such Competitive Bid Borrowing specified in the notice received from the Agent or the Sub-Agent, as the case may be, pursuant to clause
      (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent or the Sub-Agent, as the case may be, pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent (x) in the case of a Competitive Bid Borrowing denominated in Dollars, at its address referred to in Section 9.02, in same day funds, such Lender's portion of such Competitive Bid Borrowing in Dollars and (y) in the case of a Competitive Bid Borrowing in a Foreign Currency, at the Payment Office for such Foreign Currency as shall have been notified by the Agent to the Lenders prior thereto, in same day funds, such Lender's portion of such Competitive Bid Borrowing in such Foreign Currency. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to such Borrower at the location specified by such Borrower in its Notice of Competitive Bid Borrowing. Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

            (vi) If such Borrower notifies the Agent or the Sub-Agent, as the case may be, that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on such Borrower. Such Borrower shall indemnify each Lender against any loss, cost or expense reasonably incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in
      Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

            (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $10,000,000 (or the Equivalent thereof in any Foreign Currency, determined as of the time of the applicable Notice of Competitive Bid Borrowing) or an integral multiple of $1,000,000 (or the Equivalent thereof in any Foreign Currency, determined as of the time of the applicable Notice of Competitive Bid Borrowing) in excess thereof and, following the making of each Competitive Bid Borrowing, the Competitive Bid Borrowing shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

            (c) Within the limits and on the conditions set forth in this
Section 2.03, any Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this
Section 2.03, provided that a Competitive Bid Borrowing by such Borrower shall not be made within three Business Days of the date of any other Competitive Bid Borrowing by such Borrower.

            (d) Any Borrower making a Competitive Bid Borrowing shall repay to the Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by such Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. Such Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

            (e) Any Borrower making a Competitive Bid Borrowing shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection
(a)(ii) above, payable on the interest payment date or dates specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), such Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 1.0% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

            (f) The indebtedness of any Borrower resulting from each Competitive Bid Advance made to such Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of such Borrower payable to the order of the Lender making such Competitive Bid Advance.

            (g) Upon delivery of each Notice of Competitive Bid Borrowing, the Borrower shall pay a non-refundable fee of $3,500 to the Agent for its own account.

            SECTION 2.04. Fees. (a) Facility Fee. The Borrowers jointly and severally agree to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 2003, and on the Termination Date.

            (b) Agent's Fees. The Borrowers jointly and severally shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrowers and the Agent.

            SECTION 2.05. Optional Termination or Reduction of the Commitments. The Borrowers shall have the right, upon at least three Business Days' notice to the Agent, which notice shall be irrevocable, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and provided further that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances denominated in Dollars then outstanding plus the Equivalent in Dollars (determined as of the date of the notice of prepayment) of the aggregate principal amount of the Competitive Bid Advances denominated in Foreign Currencies then outstanding.

            SECTION 2.06. Repayment of Revolving Credit Advances. Each Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding and owing by such Borrower.

            SECTION 2.07. Interest on Revolving Credit Advances. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing by such Borrower to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurocurrency Rate Advances. During such periods as such Revolving Credit Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

            (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), each Borrower shall pay interest on (i) the unpaid principal amount of each Revolving Credit Advance owing by such Borrower to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

            SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate and each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the applicable Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

            (b) If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Revolving Credit Advances as a part of such Borrowing during its Interest Period, then the Revolving Credit Advances comprising such Borrowing shall be made as Base Rate Advances and the obligation of the Lenders to make, or Convert Revolving Credit Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the applicable Borrower and the Lenders that the circumstances causing such suspension no longer exist, or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify the applicable Borrower and the Lenders, whereupon (A) the applicable Borrower will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any Committed Currency, either (x) prepay such Advances or (y) exchange such Advances for an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the applicable Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided that, if the circumstances set forth in clause (ii) above are applicable, the applicable Borrower may elect, by notice to the Agent and the Lenders, to continue such Advances in such Committed Currency for Interest Periods of not longer than one month, which Advances shall thereafter bear interest at a rate per annum equal to the Applicable Margin plus, for each Lender, the cost to such Lender (expressed as a rate per annum) of funding its Eurocurrency Rate Advances by whatever means it reasonably determines to be appropriate. Each Lender shall certify its cost of funds for each Interest Period to the Agent and the Borrowers as soon as practicable (but in any event not later than ten Business Days after the first day of such Interest Period).

            (c) If the Borrowers shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrowers and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and be Converted into Base Rate Advances.

            (d) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $25,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (e) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor,
(A) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Committed Currency, be exchanged for an Equivalent amount of Dollars and be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended; provided that Borrower may elect, by notice to the Agent and the Lenders within one Business Day of such Event of Default, to continue such Advances in such Committed Currency, whereupon the Agent may require that each such Eurocurrency Rate Advance shall bear interest at the Overnight Eurocurrency Rate for a period of three Business Days and thereafter, each such Interest Period shall have a duration of not longer than one month. "Overnight Eurocurrency Rate" means the rate per annum applicable to an overnight period beginning on one Business Day and ending on the next Business Day equal to the sum of 1%, the Applicable Margin and the average, rounded upward to the nearest whole multiple of 1/16 of 1%, if such average is not such a multiple, of the respective rates per annum quoted by each Reference Bank to the Agent on request as the rate at which it is offering overnight deposits in the relevant currency in amounts comparable to such Reference Bank's Eurocurrency Rate Advances.

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

            (f) If Moneyline Telerate Markets Page 3750 or any successor page is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurocurrency Rate or LIBO Rate for any Eurocurrency Rate Advances or LIBO Rate Advances, as the case may be,

            (i) the Agent shall forthwith notify the Borrowers and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances or LIBO Rate Advances, as the case may be,

            (ii) with respect to Eurocurrency Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advance is denominated in Dollars, be prepaid by the Borrowers or be automatically Converted into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be prepaid by the Borrowers or be automatically exchanged for an Equivalent amount of Dollars and be Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

            (iii) the obligation of the Lenders to make Eurocurrency Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

            SECTION 2.09. Prepayments of Revolving Credit Advances. (a) Optional. Each Borrower may, upon notice at least two Business Days prior to the date of such prepayment, in the case of Eurocurrency Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing made to such Borrower in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof and (y) in the event of any such prepayment of a Eurocurrency Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

            (b) Mandatory Prepayments. (i) If the Agent notifies the Borrowers that, on any interest payment date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Foreign Currencies then outstanding exceeds 103% of the aggregate Commitments of the Lenders on such date, the Company shall, and shall cause the other Borrowers to, within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances owing by the Borrowers in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Commitments of the Lenders on such date.

            (ii) Each prepayment made pursuant to this Section 2.09(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance, a LIBO Rate Advance or a Local Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the applicable Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(c). The Agent shall give prompt notice of any prepayment required under this Section 2.09(b) to the applicable Borrower and the Lenders.

            SECTION 2.10. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority, including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or LIBO Rate Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. In determining such additional amounts such Lender shall act reasonably and in good faith and use averaging and attribution methods which are reasonable. A certificate as to the amount of such increased cost, submitted to the Borrowers and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrowers shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrowers and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in Dollars or any Committed Currency or LIBO Rate Advances in Dollars or any Foreign Currency or to fund or maintain Eurocurrency Rate Advances in Dollars or any Committed Currency or LIBO Rate Advances in Dollars or any Foreign Currency hereunder, (a) each Eurocurrency Rate Advance or LIBO Rate Advance, as the case may be, will automatically, upon such notice, (i) if such Eurocurrency Rate Advance or LIBO Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be, and (ii) if such Eurocurrency Rate Advance or LIBO Rate Advance is denominated in any Foreign Currency, be exchanged for an Equivalent amount of Dollars and be Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be, and
(b) the obligation of the Lenders to make Eurocurrency Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

            SECTION 2.12. Payments and Computations. (a) The Borrowers shall make each payment hereunder, except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency, irrespective of any right of counterclaim or set off, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at the applicable Agent's Account in same day funds. The Borrowers shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency, irrespective of any right of counterclaim or set off, not later than 11:00 A.M. (at the Payment Office for such Foreign Currency) on the day when due in such Foreign Currency to the Agent, by deposit of such funds to the applicable Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.10, 2.13 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of an extension of the Termination Date pursuant to Section 2.16, and upon the Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Extension Date, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender by such Borrower is not made when due hereunder or under the Note held by such Lender, upon the occurrence and during the continuance of any Default, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due. Each Lender agrees promptly to notify the applicable Borrower after any such charge, provided that the failure to give such notice shall not affect the validity of such charge.

            (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of fees shall be made by the Agent on the basis of a year of 360 days and computations in respect of Competitive Bid Advances shall be made by the Agent or the Sub-Agent, as the case may be, as specified in the applicable Notice of Competitive Bid Borrowing (or, in each case of Advances denominated in Foreign Currencies where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (e) Unless the Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the applicable Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Foreign Currencies.

            (f) To the extent that the Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any
Note in currencies other than the currency or currencies required to enable the Agent to distribute funds to the Lenders in accordance with the terms of this
Section 2.12, the Agent shall be entitled to convert or exchange such funds into Dollars or into a Foreign Currency or from Dollars to a Foreign Currency or from a Foreign Currency to Dollars, as the case may be, to the extent necessary to enable the Agent to distribute such funds in accordance with the terms of this
Section 2.12; provided that each Borrower and each of the Lenders hereby agree that the Agent shall not be liable or responsible for any loss, cost or expense suffered by such Borrower or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.12(f) or as a result of the failure of the Agent to effect any such conversion or exchange; and provided further that the Borrowers agree to indemnify the Agent and each Lender, and hold the Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.12(f) except to the extent such loss, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Person's gross negligence or willful misconduct.

            SECTION 2.13. Taxes. (a) Except as provided in Section 2.13(f), any and all payments by the Borrowers hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Lender and the Agent, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, (ii) in the case of each Lender, taxes imposed on or measured by its overall net income, any branch profits tax or similar tax imposed on it and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
(iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, each Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes issued by it or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes issued by it (hereinafter referred to as "Other Taxes").

            (c) Except as provided in Section 2.13(f), the Borrowers shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.13) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the Borrowers shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrowers through an account or branch outside the United States or by or on behalf of the Borrowers by a payor that is not a United States person, if the Borrowers determine that no Taxes are payable in respect thereof, the Borrowers shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assumption Agreement or the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Domestic Borrowers (as defined below) (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Domestic Borrowers with two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service (including, without limitation, Internal Revenue Service form W-9), certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments to it by such Domestic Borrower pursuant to this Agreement or the Notes. In addition to the foregoing, each such Lender also agrees to deliver to each of the Agent and the Domestic Borrowers two further copies of such Internal Revenue Service forms, or successor applicable forms on or before the date that any previously delivered form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Agent and the Domestic Borrowers, and such extensions or renewals thereof, as may reasonably be requested by the Agent or the Domestic Borrowers, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Agent and the Domestic Borrowers. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI or any successor or other form prescribed by the Internal Revenue Service (including, without limitation, Internal Revenue Service form W-9), that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information. For purposes of this Section 2.13, a Domestic Borrower is any Borrower, payment of interest by which, is United States source income under Section 861 of the Internal Revenue Code.

            (f) For any period with respect to which a Lender has failed to provide the Domestic Borrowers with the appropriate form described in Section 2.13(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to any payment or indemnification under Section 2.13(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

            (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.13 agrees to use reasonable efforts to make changes (consistent with its internal policy and legal and regulatory restrictions), including a change in the jurisdiction of its Eurocurrency Lending Office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

            (h) In the event that an additional payment is made under this
Section 2.13(a) or (c) for the account of any Lender and such Lender, in its reasonable judgment, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower or Borrowers, as the case may be, such amount as such Lender shall, in its reasonable judgment, have determined to be attributable to such deduction or withholding and which will leave such Lender (after such payment) in no worse position than it would have been in if the Borrower or Borrowers, as the case may be, had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

            SECTION 2.14. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.10, 2.13 or 9.04(c)) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

            SECTION 2.15. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Revolving Credit Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Revolving Credit Advances. Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to the Agent) to the effect that a Revolving Credit Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.

            (b) The Register maintained by the Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from each Borrower hereunder and each Lender's share thereof.

            (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each such Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of each such Borrower under this Agreement.

            SECTION 2.16. Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) solely for general corporate purposes of such Borrower, including, without limitation, commercial paper backstop and acquisition financing, of such Borrower and its Subsidiaries.

            SECTION 2.17. Extension of Termination Date. (a) At least 45 days but not more than 60 days prior to the Termination Date, the Company, by written notice to the Agent, may request an extension of the Termination Date in effect at such time by one calendar year from its then scheduled expiration. The Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not more than 30 days prior to the Termination Date (but in any event at least 20 days prior to the Termination Date), notify the Company and the Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Agent and the Company in writing of its consent to any such request for extension of the Termination Date at least 20 days prior to the Termination Date, such Lender shall be deemed to be a Non-Consenting Lender (as defined in (b) below) with respect to such request. The Agent shall notify the Company not later than 10 days prior to the Termination Date of the decision of the Lenders regarding the Company's request for an extension of the Termination Date.

            (b) If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Termination Date in effect at such time shall, effective as at the Termination Date (the "Extension Date"), be extended for one year; provided that on each Extension Date, no Default shall have occurred and be continuing, or shall occur as a consequence thereof. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Termination Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those Lenders that so consented (each a "Consenting Lender") provided that more than 50% of the Commitments is extended or otherwise committed to by Consenting Lenders and any Assuming Lenders, but shall not be extended as to any other Lender (each a "Non-Consenting Lender"). To the extent that the Termination Date is not extended as to any Lender pursuant to this
Section 2.17 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.17 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Borrowers, such Lender or any other Person; provided that such Non-Consenting Lender's rights under Sections 2.10, 2.13 and 9.04, and its obligations under Section 8.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrowers for any requested extension of the Termination Date.

            (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.17, the Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Agent not later than 10 days prior to the Termination Date of the amount of the Non-Consenting Lenders' Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Borrowers and the Agent. If after giving effect to the assignments of Commitments described above there remains any Commitments of Non-Consenting Lenders, the Borrowers may arrange for one or more Consenting Lenders or other Eligible Assignees, to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender (each such Consenting Lender or Eligible Assignee being an "Assuming Lender"); provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $25,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $25,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

            (i) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Company and the Agent (each an "Assumption Agreement") shall have been duly executed and delivered to the Company and the Agent at least three Business Days prior to any Extension Date by such Assuming Lender, the applicable Non-Consenting Lender, the Agent and the Borrowers;

            (ii) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus
      (B) any accrued but unpaid facility fees or utilization fees owing to such Non-Consenting Lender as of the effective date of such assignment;

            (iii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

            (iv) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.07(a) for such assignment shall have been paid;

provided further that such Non-Consenting Lender's rights under Sections 2.10,
2.13 and 9.04, and its obligations under Section 8.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrowers and the Agent as to the increase in the amount of its Commitment and (B) each Non-Consenting Lender being replaced pursuant to this Section 2.16 shall have delivered to the Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (ii), (iii) and (iv) of the second proviso to the third sentence in this subsection (c), each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

            (d) If Lenders (after giving effect to any assignments pursuant to subsection (c) of this Section 2.17) having Commitments equal to at least 50% of the Commitments in effect immediately prior to the Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise), not later than one Business Day prior to such Extension Date, the Agent shall so notify the Borrowers, and, so long as no Default shall have occurred and be continuing as of such Extension Date, or shall occur as a consequence thereof, the Termination Date then in effect shall be extended for the additional one year period as described in subsection (a) of this Section 2.17, and all references in this Agreement, and in the Notes, if any, to the "Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

            SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

            (a) There shall have occurred no Material Adverse Change since December 31, 2002.

            (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrowers or any of their respective Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or
      (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

            (c) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

            (d) The Company shall have notified the Agent in writing as to the proposed Effective Date.

            (e) The Company shall have paid (i) to the Agent for the account of each Lender the upfront fees as agreed prior to the Effective Date by the Company and the Lenders and (ii) all accrued fees and expenses of the Agent (including the billed fees and expenses of counsel to the Agent).

            (f) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of each of the Borrowers, dated the Effective Date, stating that:

                  (i) The representations and warranties contained in Section
            4.01 are correct on and as of the Effective Date, and

                  (ii) No event has occurred and is continuing that constitutes a Default.

            (g) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

                  (i) The Revolving Credit Notes to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.15.

                  (ii) Certified copies of the resolutions of the Board of
            Directors of each of the Borrowers approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                  (iii) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                  (iv) A favorable opinion of Morgan, Lewis & Bockius LLP,
            counsel for the Borrowers, substantially in the form of Exhibit D-1 hereto and as to such other matters as any Lender through the Agent may reasonably request.

                  (v) A favorable opinion of Robert A. Lonergan, General Counsel of the Company, substantially in the form of Exhibit D-2 hereto and as to such other matters as any Lender through the Agent may reasonably request.

                  (vi) A favorable opinion of Shearman & Sterling LLP, counsel for the Agent, in form and substance satisfactory to the Agent.

            (h) The Company shall have terminated all outstanding commitments of lenders and paid in full all outstanding debt under the 5-Year Credit Agreement dated as of May 6, 1999 among the Company, the lenders parties thereto and Citibank, as administrative agent. By execution of this Agreement, each of the Lenders that is a lender under such credit agreement hereby waives any requirement set forth in such credit agreement of prior notice to the termination of its commitment thereunder.

            SECTION 3.02. Condition Precedent to Initial Advances to the Designated Subsidiaries. The obligation of each Lender to make an Advance to any Designated Subsidiary following the designation of such Designated Subsidiary as a Borrower hereunder pursuant to Section 9.08 is subject to the Agent's receipt on or before the date of such initial Advance of each of the following, in form and substance satisfactory to the Agent and dated such date, and (except for the Revolving Credit Notes, if any) in sufficient copies for each Lender:

            (a) The Revolving Credit Notes of such Designated Subsidiary, payable to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.15.

            (b) Certified copies of the resolutions of the Board of Directors of such Designated Subsidiary approving this Agreement and the Notes of such Designated Subsidiary, if any, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such Notes, if any.

            (c) A certificate of the Secretary or an Assistant Secretary of such Designated Subsidiary certifying the names and true signatures of the officers of such Designated Subsidiary authorized to sign this Agreement and the Notes, if any, of such Designated Subsidiary and the other documents to be delivered hereunder.

            (d) A favorable opinion of legal counsel, reasonably acceptable to the Agent, to such Designated Subsidiary, substantially in the form of Exhibits D-1 and D-2 hereto and as to such other matters as any Lender through the Agent may reasonably request.

            (e) The Designation Letter of such Designated Subsidiary, substantially in the form of Exhibit F hereto.

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

            SECTION 3.03. Conditions Precedent to Each Revolving Credit Borrowing and Extension Date. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing and each extension of Commitments pursuant to Section 2.17 shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing or the applicable Extension Date (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing or request for Commitment Extension and the acceptance by the applicable Borrower of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing or such Extension Date such statements are true):

            (i) the representations and warranties contained in Section 4.01 made by such Borrower (except, in the case of any Revolving Credit Borrowing, the representations set forth in subsection (f)(i), subsection
      (i) and in the last sentence of subsection (e) thereof) are correct on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

            (ii) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

            SECTION 3.04. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the applicable Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Competitive Bid Borrowing such statements are true):

            (a) the representations and warranties contained in Section 4.01 are correct on and as of the date of such Competitive Bid Borrowing made by such Borrower, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

            (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

            (c) no event has occurred and no circumstance exists as a result of which the information concerning such Borrower that has been provided to the Agent and each Lender by such Borrower or the Company in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

            SECTION 3.05. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that such Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

            (a) Such Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

            (b) The execution, delivery and performance by such Borrower of this Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated hereby, are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting such Borrower.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by such Borrower of this Agreement or the Notes to be delivered by it, except for those authorizations, approvals, actions, notices and filings listed on Schedule 4.01(c) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect.

            (d) This Agreement has been, and each of the Notes to be delivered by it when delivered hereunder will have been, duly executed and delivered by such Borrower. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with their respective terms.

            (e) The Consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2002, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of PricewaterhouseCoopers LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 2003, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the six months then ended, duly certified by the chief financial officer of the Company, copies of which have been furnished to each Lender, fairly present in all material respects, subject, in the case of said balance sheet as at June 30, 2003, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of the operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2002, there has been no Material Adverse Change.

            (f) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) during the term of this Agreement, would be reasonably likely to have a Material Adverse Effect or
      (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

            (g) Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation U or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            (h) Neither such Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            (i) The operations and properties of such Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, except to the extent any noncompliance would not individually, or in the aggregate when combined with any other such noncompliance, have a Material Adverse Effect. None of the properties currently owned or operated by such Borrower or any of its Subsidiaries is listed or, to the knowledge of the Company, is proposed for listing, on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("NPL") or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency ("CERCLIS") or any analogous foreign or state list or, to the best knowledge of such Borrower, is adjacent to any such property (other than the Borrower's Bristol, Pennsylvania facility, which is adjacent to such a property); and, to the knowledge of such Borrower, Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by such Borrower or any of its Subsidiaries or, to the best of its knowledge, any adjoining property, which release, discharge or disposal could reasonably be expected to have, during the term of this Agreement, a material adverse effect (i) on the Consolidated financial position or Consolidated cash flows of the Company over an extended period of time (it being understood that there could be a material adverse effect on the Consolidated results of operations in any given year because of the Company's obligation to record the full projected cost of an environmental remediation project when such costs are probable and reasonably estimable), (ii) on the rights and remedies of the Agent or any Lender under this Agreement or any Note or (iii) on the ability of any Borrower to perform its obligations under this Agreement or any Note.

            (j) The Company is, individually and together with its Subsidiaries, Solvent. "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                                    ARTICLE V

                           COVENANTS OF THE BORROWERS

            SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, compliance with ERISA and Environmental Laws) except to the extent any noncompliance would not be reasonably likely to individually, or in the aggregate when combined with any other such noncompliance, have a Material Adverse Effect.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that none of the Borrowers or any of their respective Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

            (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates.

            (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that none of the Borrowers or any of their respective Subsidiaries shall be required to preserve any right or franchise terminated as the result of any merger or consolidation permitted under
      Section 5.02(b) and provided further that none of the Borrowers or any of their respective Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of such Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Borrower, such Subsidiary or the Lenders.

            (e) Visitation Rights. At any reasonable time during normal business hours and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine the records and books of account of, and visit the properties of, the Company and to discuss the affairs, finances and accounts of the Company and any of the Designated Subsidiaries with any of the Company's officers and with its independent certified public accountants.

            (f) Keeping of Books. Keep, and, except in the case of any Foreign Subsidiary of the Company, cause each of their respective Subsidiaries to keep, proper books of record and account, in which full and correct entries in all material respects shall be made of all financial transactions and the assets and business of such Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time; provided however, that in the case of any Foreign Subsidiary if such Foreign Subsidiary is a Consolidated Subsidiary of the Company, the Company shall make all adjustments to the financial records of such Foreign Subsidiary necessary or appropriate to consolidate the accounts of such Foreign Subsidiary with the accounts of the Company in accordance with generally accepted accounting principles.

            (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (h) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Company than the Company would obtain in a comparable arm's-length transaction with a Person not an Affiliate, other than those transactions between the Company and Subsidiaries or among the Company's Subsidiaries which, in any case, could not be reasonably expected to have a Material Adverse Effect.

            (i) Reporting Requirements. Furnish to the Lenders:

                  (i) in the case of the Company, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and

            Consolidated statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer of the Company as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                  (ii) in the case of the Company, as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, containing the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders by PriceWaterhouseCoopers LLP or other independent public accountants acceptable to the Required Lenders, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                  (iii) as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of such Borrower setting forth details of such Default and the action that such Borrower has taken and proposes to take with respect thereto;

                  (iv) in the case of the Company, promptly after the sending or filing thereof, copies of all reports that the Company sends to its securityholders in a general distribution, and copies of all reports and registration statements that the Company or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                  (v) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting such Borrower or any of its Subsidiaries of the type described in Section 4.01(f);

                  (vi) such other information respecting such Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request; and

                  (vii) promptly after the assertion or occurrence thereof,
            notice of any Environmental Action against or of any noncompliance by such Borrower or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

            SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, none of the Borrowers will:

            (a) Liens, Etc. Create or suffer to exist, or permit any of their respective Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties (other than any property consisting of margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) for so long as such property constitutes margin stock), whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                  (i) Permitted Liens,

                  (ii) purchase money Liens upon or in any real property or
            equipment acquired or held by such Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced,

                  (iii) the Liens existing on the Effective Date and described on Schedule 5.02(a) hereto,

                  (iv) Liens on property of a Person (including, without
            limitation, Morton) existing at the time such Person is merged into or consolidated with such Borrower or any Subsidiary of such Borrower or becomes a Subsidiary of such Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with such Borrower or such Subsidiary or acquired by such Borrower or such Subsidiary,

                  (v) Liens on accounts receivable (and in property securing or otherwise supporting such accounts receivable together with proceeds thereof) of such Borrower and its Subsidiaries in connection with a Receivables Securitization,

                  (vi) other Liens securing Debt in an aggregate principal
            amount not to exceed 5% of the Company's Consolidated Net Worth, and

                  (vii) the replacement, extension or renewal of any Lien
            permitted by clause (iii) or (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

            (b) Mergers, Sale of Assets, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except (i) any Subsidiary of the Company may merge or consolidate with or into or, subject to Section 5.01(h), transfer assets to any other such Subsidiary or the Company, (ii) subject to Section 5.01(h), the Company may transfer assets to any Consolidated Subsidiary of the Company and (iii) the Company or any Subsidiary of the Company may merge or consolidate with or into any other Person if the Company or such Subsidiary is the surviving corporation, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

            (c) Accounting Changes. In the case of the Company and its Consolidated Subsidiaries, make or permit, or permit any of its Consolidated Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

            (d) Change in Nature of Business. Make, or permit any of its Consolidated Subsidiaries to make, any material change in the nature of the business of the Company and its Consolidated Subsidiaries, taken as a whole, as carried on at the date hereof.

            SECTION 5.03. Financial Covenant. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will maintain at the end of each of its fiscal quarters an Interest Coverage Ratio of at least 3.5:1.0.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) Any Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or any Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within five Business Days after the same becomes due and payable; or

            (b) Any representation or warranty made by any Borrower (or any of its officers) in this Agreement or in any document or certificate required to be delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made; or

            (c) (i) Any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (e), (h) or (i)(iii),
      5.02 or 5.03, or (ii) any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to any Borrower by the Agent or any Lender; or

            (d) Any Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt of any Borrower or such Subsidiary (as the case may be) that is outstanding in a principal or notional amount of at least $50,000,000 individually or in the aggregate for all such Borrowers and Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (e) Any Borrower or any of the Company's Consolidated Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any of the Company's Consolidated Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Borrower or any of the Company's Consolidated Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

            (f) Any one or more judgments or orders for the payment of money in excess of $50,000,000 in the aggregate shall be rendered against any Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or
      (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (g) (i) Any Person or two or more Persons acting in concert (other than the Haas Family) shall, after the date hereof, have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Company; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Company (except to the extent that individuals who at the beginning of such 24-month period were replaced by one or more individuals (x) elected by 66-2/3% of the remaining members of the board of directors of the Borrower or (y) nominated for election by a majority of the remaining members of the board of directors of the Borrower and thereafter elected as directors by the shareholders of the Borrower); or
      (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company; or
      (iv) the Company shall cease to own, beneficially and of record, 100% of the outstanding capital stock of any Borrower; or

            (h) Any Borrower or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in excess of $50,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of any Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or
      (iii) the reorganization or termination of a Multiemployer Plan; or

            (i) Any provision of this Agreement shall for any reason cease to be valid and binding on or enforceable against the Company or any Borrower, or the Company or any Borrower shall so state in writing;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

                                   ARTICLE VII

                                    GUARANTY

            SECTION 7.01. Guaranty; Limitation of Liability. The Company hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of each other Borrower now or hereafter existing under or in respect of this Agreement and the Notes (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or any Lender in enforcing any rights under this Agreement or the Notes. Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Borrower to any Lender under or in respect of this Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Borrower.

            SECTION 7.02. Guaranty Absolute. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The obligations of the Company under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Borrower under or in respect of this Agreement and the Notes, and a separate action or actions may be brought and prosecuted against the Company to enforce this Guaranty, irrespective of whether any action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions. The liability of the Company under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of this Agreement or any Note or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Borrower under or in respect of this Agreement or any Note, or any other amendment or waiver of or any consent to departure from this Agreement or any Note, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any other Borrower or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any change, restructuring or termination of the corporate structure or existence of any other Borrower or any of its Subsidiaries;

            (e) any failure of any Lender to disclose to any Borrower any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Borrower now or hereafter known to such Lender (the Company waiving any duty on the part of the Lenders to disclose such information);

            (f) the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement or the release or reduction of liability of the Company or other guarantor or surety with respect to the Guaranteed Obligations;

            (g) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Borrower under this Agreement or the Notes or any other assets of any Borrower or any of its Subsidiaries; or

            (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender that might otherwise constitute a defense available to, or a discharge of, any Borrower or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of any other Borrower, all as though such payment had not been made.

            SECTION 7.03. Waivers and Acknowledgments. (a) The Company hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Lender exhaust any right or take any action against any Borrower or any other Person.

            (b) The Company hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            (c) The Company hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Company or other rights of the Company to proceed against any of the other Borrowers, any other guarantor or any other Person and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Company hereunder.

            (d) The Company hereby unconditionally and irrevocably waives any duty on the part of any Lender to disclose to the Company any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Borrower or any of its Subsidiaries now or hereafter known by such Lender.

            (e) The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

            SECTION 7.04. Subrogation. The Company hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Borrower that arise from the existence, payment, performance or enforcement of the Company's obligations under or in respect of this Agreement or any Note, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender against any other Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to the Company in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of the Company and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement and the Notes. If (i) the Company shall make payment to any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) the Termination Date shall have occurred, the Lenders will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment made by the Company pursuant to this Guaranty.

            SECTION 7.05. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, (b) be binding upon the Company, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 9.07. The Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                                  ARTICLE VIII

                                    THE AGENT

            SECTION 8.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

            SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.17, or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrowers or to inspect the property (including the books and records) of the Borrowers; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 8.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any of the Borrowers, their respective Subsidiaries and any Person who may do business with or own securities of any of the Borrowers or their respective Subsidiaries, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders. The Agent shall have no duty to disclose any information obtained or received by it or any of its Affiliates relating to the Company or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent.

            SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in

Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 8.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Revolving Credit Advances then owed to each of them (or if no Revolving Credit Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

            SECTION 8.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Required Lenders provided that, so long as no Default shall have occurred and be continuing the Company shall consent to any appointment of a successor Agent, which consent shall not be unreasonably withheld or delayed. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $5,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            SECTION 8.07. Sub-Agent. The Sub-Agent has been designated under this Agreement to carry out duties of the Agent. The Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the Sub-Agent, and each of the Borrowers and the Lenders agrees that the Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Agent under this Agreement as relate to the performance of its obligations hereunder.

            SECTION 8.08. Other Agents. Each Lender hereby acknowledges that neither the Syndication Agent nor any other Lender designated as any "Agent" on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in
Section 3.01 or 3.02, (b) increase the Commitments of the Lenders, (c) reduce the principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) reduce or limit the obligations of the Company under
Section 7.01 or release the Company or otherwise limit the Company's liability with respect to the obligations owing to the Agent and the Lenders or (g) amend
Section 2.14 or this Section 9.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

            SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered or (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), if to the Company, at its address at 100 Independence Mall West, Philadelphia, Pennsylvania 19106, Attention: Treasurer; if to a Designated Subsidiary at the address of such Designated Subsidiary set forth in its Designation Letter with a copy to the Company; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to the Borrowers or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agent, provided that materials required to be delivered pursuant to Section 5.01(i)(i), (ii) or (iv) shall be delivered to the Agent as specified in Section 8.02(b) or as otherwise specified to the Company by the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to
Article II, III or VIII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

            (b) So long as Citibank or any of its Affiliates is the Agent, materials required to be delivered pursuant to Section 5.01(i)(i), (ii) and (iv) shall be delivered to the Agent in an electronic medium in a format acceptable to the Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. The Company agrees that the Agent may make such materials, as well as any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the "Communications") available to the Lenders by posting such notices on Intralinks, "e-Disclosure", the Agent's internet delivery system that is part of Fixed Income Direct, Global Fixed Income's primary web portal, or a substantially similar electronic system (the "Platform"). The Company acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

            (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Agent shall deliver a copy of the Communications to such Lender by email or telecopier. Each Lender agrees (i) to notify the Agent in writing of such Lender's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

            SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 9.04. Costs and Expenses. (a) The Borrowers jointly and severally agree to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrowers further jointly and severally agree to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

            (b) The Borrowers, jointly and severally, indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrowers or any of their respective Subsidiaries or any Environmental Action relating in any way to the Borrowers or any of their respective Subsidiaries, but excluding any such claims, damages, losses, liabilities and expenses of any Indemnified Party (i) to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct,
(ii) arising from disputes among two or more Lenders (but not including any such dispute to the extent that any such Lender is acting in any different capacity (e.g., Agent or Syndication Agent) or to the extent that it involves the Agent's and the Syndication Agent's syndication activities) or (iii) arising from a successful breach of contract claim by the Borrower against such Indemnified Party. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrowers also agree not to assert any claim against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

            (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance, LIBO Rate Advance or Local Rate Advance is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or (e), 2.09 or 2.11, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by such Borrower pursuant to
Section 9.07(a), such Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. If the amount of the Committed Currency purchased by any Lender in the case of a Conversion or exchange of Advances in the case of Section 2.08 or 2.11 exceeds the sum required to satisfy such Lender's liability in respect of such Advances, such Lender agrees to remit to the Company such excess.

            (d) Without prejudice to the survival of any other agreement of the parties hereunder, the agreements and obligations of the parties contained in Sections 2.10, 2.13, 9.04 and 9.09 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

            SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the applicable Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

            SECTION 9.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrowers and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent and each Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders.

            SECTION 9.07. Assignments and Participations. (a) Each Lender may and, if demanded by the Company (following a demand by such Lender pursuant to Section 2.10 or 2.13) upon at least 5 Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof unless the Company and the Agent otherwise agree, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Company pursuant to this Section 9.07(a) shall be arranged by the Company after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Company pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrowers or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.13 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

            (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrowers.

            (d) The Agent shall maintain at its address referred to in Section
9.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrowers or any of their respective Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrowers therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

            (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee, designee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrowers received by it from such Lender.

            (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 9.08. Designation of Borrowers. The Company may at any time, by delivery to the Agent of a Designation Letter duly executed by the Company and a wholly owned Subsidiary of the Company and substantially in the form of Exhibit E hereto, designate such Subsidiary as a Borrower for purposes of this Agreement and such Subsidiary shall thereupon become a Borrower for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Agent shall promptly notify each Lender of such designation of any such subsidiary.

            SECTION 9.09. Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information or any information relating to the Agent's fees, the Syndication Agent's fees or the level of usage of the Commitments hereunder to any other Person without the consent of the Borrowers, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 9.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking. Notwithstanding anything herein to the contrary, the Company, the Agent and the Lenders may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company, the Agent or any Lender relating to such U.S. tax treatment and tax structure.

            SECTION 9.10. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 9.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.12. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

            (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Foreign Currency into Dollars, the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such Foreign Currency with Dollars at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

            (c) The obligation of each Borrower in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to such Borrower such excess.

            SECTION 9.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Designated Subsidiary hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon CT Corporation System at its offices at 1633 Broadway, New York, New York 10019 (the "Process Agent") and each Designated Subsidiary hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrowers at their address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction. To the extent that each Designated Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Designated Subsidiary hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 9.14. Substitution of Currency. If a change in any Foreign Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definitions of Eurocurrency Rate and LIBO Rate) will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Borrowers) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such Foreign Currency had occurred.

            SECTION 9.15. Power of Attorney. Each Subsidiary of the Company may from time to time authorize and appoint the Company as its attorney-in-fact to execute and deliver (a) any amendment, waiver or consent in accordance with
Section 9.01 on behalf of and in the name of such Subsidiary and (b) any notice or other communication hereunder, on behalf of and in the name of such Subsidiary. Such authorization shall become effective as of the date on which such Subsidiary delivers to the Agent a power of attorney enforceable under applicable law and any additional information to the Agent as necessary to make such power of attorney the legal, valid and binding obligation of such Subsidiary.

            SECTION 9.16. Waiver of Jury Trial. Each of the Borrowers, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        ROHM AND HAAS COMPANY

                                        By /s/ Edward E. Liebert
                                          ______________________________________
                                            Name: Edward E. Liebert
                                            Title: Treasurer

                                        By /s/ J. Michael Fitzpatrick
                                          ______________________________________
                                            Name: J. Michael Fitzpatrick
                                            Title: President & COO

                                        CITIBANK, N.A.,
                                           as Agent

                                        By /s/ Carolyn A. Sheridan
                                          ______________________________________
                                            Name: Carolyn A. Sheridan
                                            Title: Managing Director &
                                                   Vice President

                                 Initial Lenders

Commitment
----------
$76,000,000                             CITIBANK, N.A.

                                        By /s/ Carolyn A. Sheridan
                                          ______________________________________
                                            Name: Carolyn A. Sheridan
                                            Title: Managing Director &
                                                   Vice President


$65,000,000                             WACHOVIA BANK, NATIONAL ASSOCIATION

                                        By /s/ M.G. Hyde
                                          ______________________________________
                                            Name: M.G. Hyde
                                            Title: Director

$37,000,000                             BANK OF AMERICA, N.A.

                                        By /s/ Wendy Gorman
                                          ______________________________________
                                            Name: Wendy Gorman
                                            Title: Managing Director

$37,000,000                             BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                        By /s/ P. Shah
                                          ______________________________________
                                            Name: P. Shah
                                            Title: Vice President

$37,000,000                             BANK ONE, NA

                                        By /s/ John A. Horst
                                          ______________________________________
                                            Name: John A. Horst
                                            Title: Director

$37,000,000                             JPMORGAN CHASE BANK

                                        By /s/ Stacey L. Haimes
                                          ______________________________________
                                            Name: Stacey L. Haimes
                                            Title: Vice President

$37,000,000                             MELLON BANK, N. A.

                                        By /s/ Mark F. Johnston
                                          ______________________________________
                                            Name: Mark F. Johnston
                                            Title: First Vice President

$37,000,000                             STANDARD CHARTERED BANK

                                        By /s/ Andrew Y. NG
                                          ______________________________________
                                            Name: Andrew Y. NG
                                            Title: Vice President

                                        By /s/ Lalita Vadhri
                                          ______________________________________
                                            Name: Lalita Vadhri
                                            Title: Vice President

$37,000,000                             SUMITOMO MITSUI BANK

                                        By /s/ Leo E. Pagarigan
                                          ______________________________________
                                            Name: Leo E. Pagarigan
                                            Title: Senior Vice President

$20,000,000                             ABN AMRO BANK N.V.

                                        By /s/ Neil R. Stein
                                          ______________________________________
                                            Name: Neil R. Stein
                                            Title: Group Vice President

                                        By /s/ Michele R. Costello
                                          ______________________________________
                                            Name: Michele R. Costello
                                            Title: Assistant Vice President

$20,000,000                             BANCA DI ROMA

                                        By /s/ Steven Paley
                                          ______________________________________
                                            Name: Steven Paley
                                            Title: First Vice President

$20,000,000                             BANCA MONTE DEI PASCHI DI SIENA S.P.A.

                                        By /s/ Romeo C. Cella
                                          ______________________________________
                                            Name: Romeo C. Cella
                                            Title: Senior Vice President &
                                                   General Manager

                                        By /s/ Brian R. Landy
                                          ______________________________________
                                            Name: Brian R. Landy
                                            Title: Vice President

$20,000,000                             NORDDEUTSCHE LANDESBANK GIROZENTRALE NEW
                                        YORK BRANCH and/or CAYMAN ISLANDS BRANCH

                                        By /s/ Stephanie Finnen
                                          ______________________________________
                                            Name: Stephanie Finnen
                                            Title: Vice President

                                        By /s/ Joses Haas
                                          ______________________________________
                                            Name: Joses Haas
                                            Title: Vice President

$20,000,000                             SANPAOLO IMI S.p.A.

                                        By /s/ Renato Carducci
                                          ______________________________________
                                            Name: Renato Carducci
                                            Title: General Manager

                                        By /s/ Luca Sacchi
                                          ______________________________________
                                            Name: Luca Sacchi
                                            Title: Vice President

$500,000,000 Total of the Commitments

                                                                      SCHEDULE I
                                                           ROHM AND HAAS COMPANY
                                                     THREE YEAR CREDIT AGREEMENT
                                                    DATED AS OF OCTOBER 24, 2003
                                                      APPLICABLE LENDING OFFICES

      Name of Initial Lender                    Domestic Lending Office              Eurocurrency Lending Office
      ----------------------                    -----------------------              ---------------------------
ABN AMRO Bank N.V.                        208 South LaSalle Street, Suite 1500   208 South LaSalle Street, Suite 1500
                                          Chicago, IL  60604-1003                Chicago, IL  60604-1003
                                          Attn:  Loan Administration             Attn:  Loan Administration
                                          Tel: (312) 992-5150                    Tel: (312) 992-5150
                                          Fax: (312) 992-5155                    Fax: (312) 992-5155

Banca di Roma                             Banca di Roma - New York Branch        Banca di Roma - New York Branch
                                          34 East 51st Street                    34 East 51st Street
                                          New York, NY 10022                     New York, NY 10022
                                          Attn.: Steven Paly                     Attn.: Steven Paly
                                          Tel.: (212) 407-1791                   Tel.: (212) 407-1791
                                          Fax: (212) 407-1778                    Fax: (212) 407-1778

Banca Monte dei Paschi di Siena S.p.A.    55 East 59th Street                    55 East 59th Street
                                          New York, NY 10022                     New York, NY 10022
                                          Attn.: Mae Tam                         Attn.: Mae Tam
                                          Tel.: (212) 891-3649                   Tel.: (212) 891-3649
                                          Fax: (212) 891-3661                    Fax: (212) 891-3661

Bank of America, N.A.                     Credit:                                Credit:
                                          335 Madison Avenue                     335 Madison Avenue
                                          New York, NY 10017                     New York, NY 10017
                                          Attn.: Colleen Briscoe                 Attn.: Colleen Briscoe
                                          Tel.: (212) 503-7954                   Tel.: (212) 503-7954
                                          Fax: (212) 503-7878                    Fax: (212) 503-7878

                                          Operations:                            Operations:
                                          1850 Gateway Blvd.                     1850 Gateway Blvd.
                                          Concord, CA 94520                      Concord, CA 94520
                                          Attn.: Curtis Laney                    Attn.: Curtis Laney
                                          Tel.: (925) 675-8398                   Tel.: (925) 675-8398
                                          Fax: (888) 969-9252                    Fax: (888) 969-9252

Bank of Tokyo-Mitsubishi Trust Company    1251 Avenue of the Americas            1251 Avenue of the Americas
                                          12th Floor                             12th Floor
                                          New York, NY 10020                     New York, NY 10020
                                          Attn.: Rolando Uy                      Attn.: Rolando Uy
                                          Tel.: (201) 413-8570                   Tel.: (201) 413-8570
                                          Fax: (201) 521-2304                    Fax: (201) 521-2304

Bank One, NA                              One Bank One Plaza                     One Bank One Plaza
                                          Suite 0634                             Suite 0634
                                          Chicago, IL 60670                      Chicago, IL 60670
                                          Attn:  Medy Hernandez                  Attn: Medy Hernandez
                                          Tel: 312-732-8297                      Tel: 312-732-8297
                                          Fax: 312-732-4840                      Fax: 312-732-4840

Citibank, N.A.                            Credit:                                Credit:
                                          399 Park Avenue                        399 Park Avenue
                                          New York, NY 10043                     New York, NY 10043
                                          Attn.: Carolyn Sheridan                Attn.: Carolyn Sheridan
                                          Fax: (212) 826-2371                    Fax: (212) 826-2371

                                          Operations:                            Operations:
                                          Two Penns Way                          Two Penns Way
                                          New Castle, Delaware 19720             New Castle, Delaware 19720
                                          Attn.: Meghan McCormack                Attn.: Meghan McCormack
                                          Tel: (302) 894-6017                    Tel: (302) 894-6017
                                          Fax: (302) 894-6120                    Fax: (302) 894-6120

JPMorgan Chase Bank                       270 Park Avenue                        270 Park Avenue
                                          4th Floor                              4th Floor
                                          New York, NY 10017                     New York, NY 10017
                                          Attn.: Stacey Haimes                   Attn.: Stacey Haimes
                                          Tel.: (212) 270-3217                   Tel.: (212) 270-3217
                                          Fax: (212) 270-5100                    Fax: (212) 270-5100

SANPAOLO IMI S.p.A.                       SANPAOLO IMI S.p.A., New York Branch   SANPAOLO IMI S.p.A., Bahamas Branch
                                          245 Park Avenue                        245 Park Avenue
                                          35th Floor                             35th Floor
                                          New York, NY 10167                     New York, NY 10167
                                          Attn.: Luca Sacchi                     Attn.: Luca Sacchi
                                          Tel.: (212) 692-3130                   Tel.: (212) 692-3130
                                          Fax: (212) 692-3178                    Fax: (212) 692-3178

Mellon Bank, N.A.                         One Mellon Bank Center                 One Mellon Bank Center
                                          Pittsburgh, PA 15258                   Pittsburgh, PA 15258
                                          Attn.: Doria Arman                     Attn.: Doria Arman
                                          Tel.: (412) 234-4769                   Tel.: (412) 234-4769
                                          Fax: (412) 209-6125                    Fax: (412) 209-6125

Norddeutsche Landesbank                   Norddeutsche Landesbank                Norddeutsche Landesbank
Girozentrale - New York Branch            Girozentrale - New York Branch         Girozentrale - New York Branch
and/or Cayman Islands Branch              1270 Avenue of the Americas            1270 Avenue of the Americas
                                          14th Floor                             14th Floor
                                          New York, NY 10020                     New York, NY 10020
                                          Credit                                 Credit
                                          Attn.: Josef Haas                      Attn.: Josef Haas
                                          Tel.: (212) 332-8605                   Tel.: (212) 332-8605
                                          Fax: (212) 332-8660                    Fax: (212) 332-8660
                                          Operations                             Operations
                                          Attn.: Harm Clasen                     Attn.: Harm Clasen
                                          Tel.: (212) 332-8635                   Tel.: (212) 332-8635
                                          Fax: (212) 332-8660                    Fax: (212) 332-8660

Sumitomo Mitsui Bank

Standard Chartered Bank                   7 World Trade Center                   7 World Trade Center
                                          New York, NY 10048                     New York, NY 10048
                                          Attn.: Marianne Murray                 Attn.: Marianne Murray
                                          Tel.: (212) 667-0505                   Tel.: (212) 667-0505
                                          Fax: (212) 667-0225                    Fax: (212) 667-0225

Wachovia Bank, National Association       301 South College Street               301 South College Street
                                          Charlotte, NC  28288                   Charlotte, NC  28288
                                          Attn: Lisa White                       Attn: Lisa White
                                          Tel.: (704) 374-4426                   Tel.: (704) 374-4426
                                          Fax: (704) 715-0095                    Fax: (704) 715-0095

                                                           EXHIBIT A-1 - FORM OF
                                                                REVOLVING CREDIT
                                                                 PROMISSORY NOTE

U.S.$_______________                             Dated:  _______________, ______

            FOR VALUE RECEIVED, the undersigned, ___________, a __________ corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Three Year Credit Agreement dated as of October 24, 2003 among Rohm and Haas Company, a Delaware corporation, the Designated Subsidiaries (as defined in the Credit Agreement) from time to time party thereto, the Lender and certain other lenders parties thereto, Citigroup Global Markets Inc., as lead arranger and bookrunner, Wachovia Capital Markets, LLC, as Syndication Agent, and Citibank, N.A. as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on such date.

            The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest in respect of each Revolving Credit Advance (i) in Dollars are payable in lawful money of the United States of America to the Agent at its account maintained at 399 Park Avenue, New York, New York 10043, in same day funds and (ii) in any Committed Currency are payable in such currency at the applicable Payment Office in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

            This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Revolving Credit Advances denominated in Committed Currencies and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                               [NAME OF BORROWER]

                                                By______________________________
                                                    Name:
                                                    Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

                                     AMOUNT OF
                 AMOUNT OF         PRINCIPAL PAID          UNPAID PRINCIPAL        NOTATION
   DATE           ADVANCE           OR PREPAID                  BALANCE             MADE BY
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

                                                           EXHIBIT A-2 - FORM OF
                                                                 COMPETITIVE BID
                                                                 PROMISSORY NOTE

U.S.$_______________                              Dated:  _______________, _____

            FOR VALUE RECEIVED, the undersigned, __________, a __________ corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Three Year Credit Agreement dated as of October 24, 2003 among Rohm and Haas Company, a Delaware corporation, the Designated Subsidiaries (as defined in the Credit Agreement) from time to time party thereto, the Lender and certain other lenders parties thereto, Citigroup Global Markets Inc., as lead arranger and bookrunner, Wachovia Capital Markets, LLC, as Syndication Agent, and Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined)), on _______________, 200_, the principal amount of [amount in figures; for a Competitive Bid Advance in a Foreign Currency, list currency and amount of such Advance].

            The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

      Interest Rate: _____% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed).

            Both principal and interest are payable in lawful money of __________ to Citibank, as agent, for the account of the Lender at the office of
__________, at __________ in same day funds.

            This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

            The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

            This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                               [NAME OF BORROWER]

                                                By______________________________
                                                    Name:
                                                    Title:

                                                 EXHIBIT B-1 - FORM OF NOTICE OF
                                                      REVOLVING CREDIT BORROWING

Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way
  New Castle, Delaware 19720

                                           [Date]

            Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

            The undersigned, ____________________________ , refers to the Three Year Credit Agreement, dated as of October 24, 2003 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, Rohm and Haas Company, the Designated Subsidiaries from time to time party thereto, Citigroup Global Markets Inc., as lead arranger and bookrunner, Wachovia Capital Markets, LLC, as Syndication Agent, certain Lenders parties thereto and Citibank, N.A., as Agent and for said Lenders, and hereby gives you notice, irrevocably, pursuant to
Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 2.02(a) of the Credit Agreement:

            (i) The Business Day of the Proposed Revolving Credit Borrowing is _______________, 200_.

            (ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

            (iii) The aggregate amount of the Proposed Revolving Credit Borrowing is [if for a Revolving Credit Borrowing in a Committed Currency, list currency and amount of Revolving Credit Borrowing].

            [(iv) The initial Interest Period for each Eurocurrency Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

            (A) the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in subsection
      (f)(i), subsection (i) and in the last sentence of subsection (e) thereof are correct on and as of the date of the Proposed Revolving Credit Borrowing, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

            (B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                                Very truly yours,

                                               [NAME OF BORROWER]

                                                By______________________________
                                                    Name:
                                                    Title:

                                                 EXHIBIT B-2 - FORM OF NOTICE OF
                                                       COMPETITIVE BID BORROWING

Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way
  New Castle, Delaware 19720

                                         [Date]

            Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

            The undersigned, ________________________ , refers to the Three Year Credit Agreement, dated as of October 24, 2003 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, Rohm and Haas Company, the Designated Subsidiaries from time to time party thereto, Citigroup Global Markets Inc., as lead arranger and bookrunner, Wachovia Capital Markets, LLC, as Syndication Agent, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:

(A)    Date of Competitive Bid Borrowing       ______________________
(B)    Amount of Competitive Bid Borrowing     ______________________
(C)    [Maturity Date] [Interest Period]       ______________________
(D)    Interest Rate Basis                     ______________________
(E)    Day Count Convention                    ______________________
(F)    Interest Payment Date(s)                ______________________
(G)    Currency                                ______________________
(H)    Borrower's Account Location             ______________________
(I)    ___________________                     ______________________

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

            (a) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

            (b) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

            (c) no event has occurred and no circumstance exists as a result of which the information concerning the undersigned that has been provided to the Agent and each Lender by the undersigned in connection with the Credit Agreement would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and

            (d) the aggregate amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

            The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                                Very truly yours,

                                               [NAME OF BORROWER]

                                                By______________________________
                                                    Name:
                                                    Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Three Year Credit Agreement dated as of October 24, 2003 (as amended or modified from time to time, the "Credit Agreement") among Rohm and Haas Company, a Delaware corporation (the "Company"), the Designated Subsidiaries (as defined in the Credit Agreement) from time to time party thereto, the Lenders (as defined in the Credit Agreement), Citigroup Global Markets Inc., as lead arranger and bookrunner, Wachovia Capital Markets, LLC, as syndication agent (the "Syndication Agent") and Citibank, N.A., as agent (the "Agent") for the Lenders. Terms defined in the Credit Agreement are used herein with the same meaning.

            Each "Assignor" referred to on Schedule 1 hereto (each, an "Assignor") and each "Assignee" referred to on Schedule 1 hereto (each, an "Assignee") agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

            1. Such Assignor hereby sells and assigns to the Assignee, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Facility specified on Schedule 1 hereto (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, such Assignee's Commitment and the amount of the Revolving Credit Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

            2. Such Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Credit Note held by such Assignor and requests that the Agent exchange such Revolving Credit Note for a new Revolving Credit Note payable to the order of such Assignee in an amount equal to the Commitment assumed by such Assignee pursuant hereto or new Revolving Credit Notes payable to the order of such Assignee in an amount equal to the Commitment assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitment retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

            3. Such Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, any Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of the Credit Agreement.

            4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the

"Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

            5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

            7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

            8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

            IN WITNESS WHEREOF, each Assignor and each Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

ASSIGNOR
REVOLVING CREDIT FACILITY
        Percentage interest assigned                                         %             %             %          %          %
        Revolving Credit Commitment assigned                         $             $             $            $          $
               Aggregate outstanding principal amount of
                       Revolving Credit Advances assigned            $             $             $            $          $
               Principal amount of Revolving Credit Note
                       payable to ASSIGNOR                           $             $             $            $          $

ASSIGNEE
REVOLVING CREDIT FACILITY
        Percentage interest assumed                                          %             %             %          %          %
        Revolving Credit Commitment assumed                          $             $             $            $          $
               Aggregate outstanding principal amount of
                       Revolving Credit Advances assumed             $             $             $            $          $
               Principal amount of Revolving Credit Note
                       payable to ASSIGNEE                           $             $             $            $          $

Effective Date (if other than date of acceptance by Administrative Agent):
(1)_________ __, ____

                                   ASSIGNORS

                                                                   , as Assignor

                                            By _______________________
                                                Title:

                                            Dated:  _________ __, ____

                                                                   , as Assignor

                                            By _______________________
                                                Title:

                                            Dated:  _________ __, 200_

                                                                   , as Assignor

                                            By _______________________
                                                Title:

                                            Dated:  _________ __, 200_

                                                                   , as Assignor

                                            By _______________________
                                                Title:

                                            Dated:  _________ __, 200_

                                                                   , as Assignor

                                            By _______________________
                                                Title:

                                            Dated:  _________ __, 200_

-----------------

(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

                                    ASSIGNEES

                                                                   , as Assignor

                                            By _______________________
                                                Title:

                                            Dated:  _________ __, 200_

                                            Domestic Lending Office:

                                            Eurodollar Lending Office:

                                                                   , as Assignor

                                            By _______________________
                                                Title:

                                            Dated:  _________ __, 200_

                                            Domestic Lending Office:

                                            Eurodollar Lending Office:

                                                                   , as Assignor

                                            By _______________________
                                                Title:

                                            Dated:  _________ __, 200_

                                            Domestic Lending Office:

                                            Eurodollar Lending Office:

                                                                   , as Assignor

                                            By _______________________
                                                Title:

                                             Dated:  _________ __, 200_

                                            Domestic Lending Office:

                                            Eurodollar Lending Office:

                                                                   , as Assignor

                                            By _______________________
                                                Title:

                                            Dated:  _________ __, 200_

                                            Domestic Lending Office:

                                            Eurodollar Lending Office:


Accepted (2)[and Approved] this ____

day of ___________, 200_

CITIBANK, N.A., as Agent

By _______________________
    Name:
    Title:

(3)[Approved this ____ day

of _____________, 200_

ROHM AND HAAS COMPANY

By _______________________
    Name:
    Title:

-------------------

(2) Required if the Assignee is an Eligible Assignee solely by reason of clause (c) of the definition of "Eligible Assignee".

(3)   See footnote 1.

                                                           EXHIBIT D-1 - FORM OF
                                                              OPINION OF COUNSEL
                                                                 FOR THE COMPANY

                                      __________, 2003

To each of the Lenders parties
  to the Three Year Credit Agreement
  dated as of October 24, 2003 among
  Rohm and Haas Company, said
  Lenders, Citigroup Global Markets
  Inc., as lead arranger and bookrunner, Wachovia Capital Markets, LLC, as Syndication
  Agent, and Citibank, N.A., as
  Agent for said Lenders, and to
  Citibank, N.A., as Agent

                              Rohm and Haas Company

Ladies and Gentlemen:

            This opinion is furnished to you pursuant to Section 3.01(g)(iv) of the Three Year Credit Agreement, dated as of October 24, 2003 (the "Credit Agreement"), among Rohm and Haas Company (the "Borrower"), the Designated Subsidiaries (as defined in the Credit Agreement) from time to time party thereto, the Lenders parties thereto, Citigroup Global Markets Inc., as lead arranger and bookrunner, and Citibank, N.A., as Agent for said Lenders, and Wachovia Capital Markets, LLC, as Syndication Agent. Terms defined in the Credit Agreement are used herein as therein defined.

            We have acted as counsel for the Borrower in connection with the preparation, execution and delivery of the Credit Agreement.

            In that connection, we have examined:

      (1)   The Credit Agreement.

      (2) The documents furnished by the Borrower pursuant to Section 3.01 of the Credit Agreement.

      (3) The Certificate of Incorporation of the Borrower and all amendments thereto (the "Charter").

      (4)   The by-laws of the Borrower and all amendments thereto (the
"By-laws").

      (5) A certificate of the Secretary of State of Delaware, dated _______________, 2003, attesting to the continued corporate existence and good standing of the Borrower in that State.

We have also examined the originals, or copies certified to our satisfaction, of such corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrower or its officers or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.

            Our opinions expressed below are limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States.

            Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

      1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

      2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes, and the consummation of the transactions contemplated thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not violate (i) the Charter or the By-laws or (ii) any law, rule or regulation applicable to the Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System). The Credit Agreement and the Notes have been duly executed and delivered on behalf of the Borrower.

      3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the Notes.

      4. The Credit Agreement is, and after giving effect to the initial Borrowing, the Notes will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

      5. To the best of our knowledge, there are no pending or overtly threatened actions or proceedings against the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby.

            The opinions set forth above are subject to the following qualifications:

      (a) Our opinion in paragraph 4 above is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

      (b) Our opinion in paragraph 4 above is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

      (c) We express no opinion as to (i) Section 2.14 of the Credit Agreement insofar as it provides that any Lender purchasing a participation from another Lender pursuant thereto may exercise set-off or similar rights with respect to such participation, and (ii) the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.

      (d) Whenever our opinion with respect to the existence or absence of facts is qualified by the use of the phrase "To the best of our knowledge", it is intended to indicate that no information has come to the attention of lawyers currently in our Firm who have worked on the transactions contemplated by the Credit Agreement or having primary responsibility for our representation of the Borrower which would give us actual knowledge of the existence or absence of such facts.

      This opinion is solely for the benefit of the addressees hereof for use in connection with the transactions contemplated by the Credit Agreement. This opinion letter may not be relied upon by you or any Person or entity for any other purpose, or relied upon by any other Person, without our prior written consent, except that a copy of this opinion letter may be delivered by any of you to any Person that becomes a Lender in accordance with the provisions of the Credit Agreement. Any such Lender may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Lender on the date hereof.

                                       Very truly yours,

                                                           EXHIBIT D-2 - FORM OF
                                                          OPINION OF THE GENERAL
                                                          COUNSEL OF THE COMPANY

                                         __________, 2003

To each of the Lenders parties
  to the Three Year Credit Agreement
  dated as of October 24, 2003 among
  Rohm and Haas Company, said
  Lenders, Citigroup Global Markets
  Inc., as lead arranger and bookrunner, Wachovia Capital Markets, LLC, as Syndication
  Agent, and Citibank, N.A., as
  Agent for said Lenders, and to
  Citibank, N.A., as Agent

                              Rohm and Haas Company

Ladies and Gentlemen:

            This opinion is furnished to you pursuant to Section 3.01(g)(v) of the Three Year Credit Agreement, dated as of October 24, 2003 (the "Credit Agreement"), among Rohm and Haas Company (the "Borrower"), the Designated Subsidiaries (as defined in the Credit Agreement) from time to time party thereto, the Lenders parties thereto, Citigroup Global Markets Inc., as lead arranger and bookrunner, and Citibank, N.A., as Agent for said Lenders, and Wachovia Capital Markets, LLC, as Syndication Agent. Terms defined in the Credit Agreement are used herein as therein defined.

            I am the general counsel of the Borrower and have acted in such capacity in connection with the preparation, execution and delivery of the Credit Agreement.

            In that connection, I (or other attorneys within the Borrower's legal department) have examined:

      (1)   The Credit Agreement.

      (2) The documents furnished by the Borrower pursuant to Article III of the Credit Agreement.

      (3) The Certificate of Incorporation of the Borrower and all amendments thereto (the "Charter").

      (4)   The by-laws of the Borrower and all amendments thereto (the
"By-laws").

      (5) A certificate of the Secretary of State of Delaware, dated _______________, 2003, attesting to the continued corporate existence and good standing of the Borrower in that State.

I (or other attorneys within the Borrower's legal department) have also examined the originals, or copies certified to our satisfaction, of the documents listed in a certificate of the chief financial officer of the Borrower, dated the date hereof (the "Certificate"), certifying that the documents listed in such certificate are all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, awards, injunctions and decrees, that affect or purport to affect the Borrower's right to borrow money or the Borrower's obligations under the Credit Agreement or the Notes. In addition, I (or such other attorneys) have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by us, relied upon certificates of the Borrower or its officers or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.

            My opinions expressed below are limited to the law of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the Federal law of the United States.

            Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

      1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes, and the consummation of the transactions contemplated thereby, do not contravene any contractual or legal restriction contained in any document listed in the Certificate or, to the best of my knowledge, contained in any other similar document.

      2. No authorization, approval or other action by, and no notice to or filing with, any person or entity party to any of the agreements or documents listed in the Certificate is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the Notes[, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(c) to the Credit Agreement, all of which have been duly obtained, taken, given or made and are in full force and effect].

      3. To the best of my knowledge, there are no pending or overtly threatened actions or proceedings against the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby or that, during the term of the Credit Agreement, are likely to have a materially adverse effect upon the financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

      This opinion is solely for the benefit of the addressees hereof for use in connection with the transactions contemplated by the Credit Agreement. This opinion letter may not be relied upon by you or any Person or entity for any other purpose, or relied upon by any other Person, without my prior written consent, except that a copy of this opinion letter may be delivered by any of you to any Person that becomes a Lender in accordance with the provisions of the Credit Agreement. Any such Lender may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Lender on the date hereof.

                                Very truly yours,

                                                             EXHIBIT E - FORM OF
                                                              DESIGNATION LETTER

                                                  [DATE]

To each of the Lenders parties
  to the Credit Agreement (as
  defined below), to Citigroup Global
  Markets Inc., as lead arranger and bookrunner, to Wachovia Capital Markets, LLC, as Syndication
  Agent, and to Citibank, N.A., as
  Agent for such Lenders

Ladies and Gentlemen:

            Reference is made to the Three Year Credit Agreement dated as of October 24, 2003 among Rohm and Haas Company (the "Company"), the Designated Subsidiaries (as defined in the Credit Agreement) from time to time party thereto, the Lenders named therein, Citigroup Global Markets Inc., as lead arranger and bookrunner, Wachovia Capital Markets, LLC, as Syndication Agent, and Citibank, N.A., as Agent for said Lenders (the "Credit Agreement"). Terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed to such terms in the Credit Agreement.

            Please be advised that the Company hereby designates [Name of Subsidiary] ("Designated Subsidiary") as a "Borrower" under and for all purposes of the Credit Agreement.

            Designated Subsidiary, in consideration of each Lender's agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a "Borrower" under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, Designated Subsidiary hereby represents and warrants to each Lender as follows:

            1. Designated Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of _______________. The address and taxpayer identification number, if any, of Designated Subsidiary are set forth below its name on the signature page hereof.

            2. The execution, delivery and performance by Designated Subsidiary of this Designation Letter, the Credit Agreement and the Notes to be delivered by it and the consummation of the transactions contemplated thereby, are within Designated Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene
      (i) Designated Subsidiary's certificate of incorporation or by-laws or
      (ii) law or any contractual restriction binding on or affecting Designated Subsidiary.

            3. No authorization or approval or other action by, and no notice to or filings with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by Designated Subsidiary of this Designation Letter, the Credit Agreement or the Notes, to be delivered by it, except for those authorizations, approvals, actions, notices and filings that have been obtained, taken, given or made and are in full force and effect.

            4. This Designation Letter and each of the Notes to be delivered by it when delivered, will have been duly executed and delivered, and this Designation Letter, the Credit Agreement and each of the Notes when delivered, will constitute a legal, valid and binding obligation of Designated Subsidiary enforceable against Designated Subsidiary in accordance with their respective terms.

            5. There is no pending or threatened action, suit, investigation, litigation or proceeding including, without limitation, any Environmental Action, affecting Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) during the term of the Credit Agreement, could be reasonably likely to have a Material Adverse Effect, or (ii) purports to affect the legality, validity or enforceability of this Designation Letter, the Credit Agreement or any Note or the consummation of the transactions contemplated thereby.

      6. The Designated Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation U or to extend credit to others for the purpose of purchasing or carrying any margin stock.

      7. The Designated Subsidiary is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      8. Since December 31, 2002, there has been no Material Adverse Change with respect to Designated Subsidiary.

                                          Very truly yours,

                                          ROHM AND HAAS COMPANY

                                          By ___________________________________
                                              Name:
                                              Title:

                                          [DESIGNATED SUBSIDIARY]

                                          By ___________________________________
                                              Name:
                                              Title:

                                             [Address/Tax ID Number, if any]

                                                                  EXECUTION COPY

                                U.S. $500,000,000

                           THREE YEAR CREDIT AGREEMENT

                          Dated as of October 24, 2003

                                      Among

                              ROHM AND HAAS COMPANY
                                   as Borrower

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders

                                       and

                                 CITIBANK, N.A.

                             as Administrative Agent

                                       and

                          WACHOVIA CAPITAL MARKETS, LLC

                              as Syndication Agent

                                       and

                          CITIGROUP GLOBAL MARKETS INC.

                         as Lead Arranger and Bookrunner

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
ARTICLE I

        SECTION 1.01.  Certain Defined Terms............................................................       1

        SECTION 1.02.  Computation of Time Periods......................................................      12

        SECTION 1.03.  Accounting Terms.................................................................      12

ARTICLE II

        SECTION 2.01.  The Revolving Credit Advances....................................................      12

        SECTION 2.02.  Making the Revolving Credit Advances.............................................      13

        SECTION 2.03.  The Competitive Bid Advances.....................................................      14

        SECTION 2.04.  Fees.............................................................................      17

        SECTION 2.05.  Termination or Reduction of the Commitments......................................      18

        SECTION 2.06.  Repayment of Revolving Credit Advances...........................................      18

        SECTION 2.07.  Interest on Revolving Credit Advances............................................      18

        SECTION 2.08.  Interest Rate Determination......................................................      18

        SECTION 2.09.  Prepayments of Revolving Credit Advances.........................................      20

        SECTION 2.10.  Increased Costs..................................................................      20

        SECTION 2.11.  Illegality.......................................................................      21

        SECTION 2.12.  Payments and Computations........................................................      21

        SECTION 2.13.  Taxes............................................................................      22

        SECTION 2.14.  Sharing of Payments, Etc.........................................................      24

        SECTION 2.15.  Evidence of Debt.................................................................      25

        SECTION 2.16.  Use of Proceeds..................................................................      25

        SECTION 2.17.  Extension of Termination Date....................................................      25

ARTICLE III

        SECTION 3.01.  Conditions Precedent to Effectiveness of Sections 2.01 and 2.03..................      27

        SECTION 3.02.  Condition Precedent to Initial Advances to the Designated Subsidiaries...........      28

        SECTION 3.03.  Conditions Precedent to Each Revolving Credit Borrowing and Extension Date.......      29

        SECTION 3.04.  Conditions Precedent to Each Competitive Bid Borrowing...........................      29

        SECTION 3.05.  Determinations Under Section 3.01................................................      29

ARTICLE IV

        SECTION 4.01.  Representations and Warranties of the Borrowers..................................      30

ARTICLE V

        SECTION 5.01.  Affirmative Covenants............................................................      31

        SECTION 5.02.  Negative Covenants...............................................................      33

        SECTION 5.03.  Financial Covenant...............................................................      35

ARTICLE VI

        SECTION 6.01.  Events of Default................................................................      35

ARTICLE VII

        SECTION 7.01.  Guaranty; Limitation of Liability................................................      36

        SECTION 7.02.  Guaranty Absolute................................................................      37

        SECTION 7.03.  Waivers and Acknowledgments......................................................      38

        SECTION 7.04.  Subrogation......................................................................      38

        SECTION 7.05.  Continuing Guaranty; Assignments.................................................      38

ARTICLE VIII

        SECTION 8.01.  Authorization and Action.........................................................      39

        SECTION 8.02.  Agent's Reliance, Etc............................................................      39

        SECTION 8.03.  Citibank and Affiliates..........................................................      39

        SECTION 8.04.  Lender Credit Decision...........................................................      39

        SECTION 8.05.  Indemnification..................................................................      40

        SECTION 8.06.  Successor Agent..................................................................      40

        SECTION 8.07.  Sub-Agent........................................................................      40

        SECTION 8.08.  Other Agents.....................................................................      40

ARTICLE IX

        SECTION 9.01.  Amendments, Etc..................................................................      40

        SECTION 9.02.  Notices, Etc.....................................................................      41

        SECTION 9.03.  No Waiver; Remedies..............................................................      42

        SECTION 9.04.  Costs and Expenses...............................................................      42

        SECTION 9.05.  Right of Set-off.................................................................      43

        SECTION 9.06.  Binding Effect...................................................................      43

        SECTION 9.07.  Assignments and Participations...................................................      43

        SECTION 9.08.  Designation of Borrowers.........................................................      45

        SECTION 9.09.  Confidentiality..................................................................      45

        SECTION 9.10.  Governing Law....................................................................      45

        SECTION 9.11.  Execution in Counterparts........................................................      45

        SECTION 9.12.  Judgment.........................................................................      45

        SECTION 9.13.  Jurisdiction, Etc................................................................      46

        SECTION 9.14.  Substitution of Currency.........................................................      46

        SECTION 9.15.  Power of Attorney................................................................      46

        SECTION 9.16.  Waiver of Jury Trial.............................................................      47

Schedules

Schedule I - List of Applicable Lending Offices

Schedule 4.01(c) - Required Authorizations and Approvals

Schedule 5.02(a) - Existing Liens

Exhibits

Exhibit A-1    -    Form of Revolving Credit Note

Exhibit A-2    -    Form of Competitive Bid Note

Exhibit B-1    -    Form of Notice of Revolving Credit Borrowing

Exhibit B-2    -    Form of Notice of Competitive Bid Borrowing

Exhibit C      -    Form of Assignment and Acceptance

Exhibit D-1    -    Form of Opinion of Morgan, Lewis & Bockius LLP, Counsel for
                    the Company

Exhibit D-2    -    Form of Opinion of Robert P. Vogel, General Counsel of the
                    Company

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

Exhibit E      -    Form of Designation Letter

                                      103